SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
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FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934



DiaSys Corporation
(Exact Name of Registrant as Specified in its Charter)


Delaware
06-1339248
(State of Incorporation or Organization)
(I.R.S. Employer Identification Number)


49 Leavenworth Street, Waterbury, CT 06702
(Address of Principal Executive Office)
(Zip Code)


If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [x]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]


Securities Act registration statement file number to which this form relates:
Not applicable


Securities to be registered pursuant to Section 12(b) of the Act:


Title of Each Class to                   Name of Each Exchange on Which
be so Registered                         Each Class is to be Registered


Common Stock, $.001 Par Value            American Stock Exchange



Securities to be registered pursuant to Section 12(g) of the Act:  None




Item 1.		Description of Registrant's Securities to be Registered.


This Registration Statement relates to the common stock, $.001 par value (the "Common Stock"), of DiaSys Corporation (the "Company" or "Registrant").
The Following is a description of the capital stock of the Company.


COMMON STOCK

The description of our Common Stock contained in our Registration Statement on Form 8-A (File No. 0-24974), filed with the Securities and Exchange
Commission on October 20, 1994, is incorporated herein by reference.


SERIES A CONVERTIBLE PREFERRED STOCK

The description of our Series A Convertible Preferred Stock contained in our Preliminary Proxy Statement on Schedule 14A (File No. 0-24974), filed with the Securities and Exchange Commission on February 25, 2000, is incorporated herein by reference.


Item 2.		Exhibits.


The following exhibits are filed with this Registration Statement:

EXHIBIT
NUMBER              DESCRIPTION                  LOCATION

3.1                 Amended Certificate of       Incorporated by reference to
                    Incorporation                Exhibit 3.1(b) to Registrant's
                                                 Registration Statement on Form
                                                 SB-2 (File No. 33-84068).

3.2                 Bylaws                       Incorporated by reference to
                                                 Exhibit 3.2 to Registrant's
                                                 Registration Statement on Form
                                                 SB-2 (File No. 33-84068).

3.3                 Specimen of Common Stock     Incorporated by reference to
                    Certificate                  Exhibit 4.1 to Registrant's
                                                 Registration Statement on Form
                                                 SB-2 (File No. 33-84068).

3.4                 Corrected Certificate of     Incorporated by reference to
                    Certificate of               Exhibit A to Registrant's
                    Designations, Preferences    Preliminary Proxy Statement on
                    and Rights of Series A       Schedule 14A (File No. 0-24974)
                    Convertible Preferred Stock



SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DiaSys Corporation


By:	/s/ Todd M. DeMatteo
Name:	Todd M. DeMatteo
Title:	President

Dated:	December 13, 2000
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